                                                                   EXHIBIT 2.(g)


                                         (As amended through September 20, 1991)

                                    BY-LAWS
             ASSET MANAGEMENT FUND FOR FINANCIAL INSTITUTIONS, INC.

                                   ARTICLE I

                                Stockholders

            Section l. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

            Section 2. Annual Meetings. Annual meetings of the stockholders of the corporation shall be held in the month of April of each year, on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the transaction of such business as may properly be brought before the meeting; provided, however, that an annual meeting of stockholders shall not be required to be held in which none of the following is required to be acted on by stockholders pursuant to the Investment Company Act of 1940: election of directors; approval of the investment advisory agreement; ratification of selection of independent public accountants; and approval of a distribution agreement.1





---------------
1 Amended on August 26, 1987.

            Section 3. Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of a request in writing signed by one or more stockholders holding not less than 10% of the shares of common stock ("Shares") of all classes issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted upon thereat. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting as required in this Article I to all stockholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.2

            Section 4. Notice of Meetings of Stockholders; Waiver of Notice. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special meeting), shall be given by the Secretary to each stockholder entitled to vote thereat by leading the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears



---------------
2 Amended on September 20, 1991.

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upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid.

            No notice of the time, place or purpose of any meeting or stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice. When a meeting is adjourned to another time and place, unless after the adjournment the Board of Directors shall fix a new record date for any adjourned meeting, or the adjournment is for more than 120 days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

            Section 5. Record Dates. The Board of Directors may fix, in advance, a date not exceeding ninety days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled to receive such dividends or be allotted such rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, such date shall not be less than ten days prior to the date fixed for such meeting.

            Section 6. Quorum and Adjournment of Meetings. The presence in person or by proxy of the holders of record of one-third of the Shares of all classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in the





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Articles of Incorporation or these Bylaws and except that where the holders of
Shares of any class are entitled to a separate vote as a class (a "Separate Class") or where the holders of Shares of two or more (but not all) classes are required to vote as a single class (a "Combined Class"), the presence in person or by proxy of the holders of record of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the stockholders, the stockholders of a majority of the Shares of all classes, such Separate Class or such Combined Class, as the case may be, in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of holders of the number of Shares in excess of one-third of the Shares of all classes or of the affected class or classes, as the case may be, which may be required by the laws of the State of Maryland, the Investment Company Act of 1940 or any other applicable law, the Articles of Incorporation, or these Bylaws, for action upon any given matter shall not prevent action of such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters.





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            Section 7.  Voting and Inspectors.  Except as otherwise provided by statute or the Articles of Incorporation, at all meetings stockholders of record entitled to vote thereat shall have one vote for each Share, without regard to class, standing in his name on the books of the Corporation (and such stockholders of record holding fractional Shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

            All elections shall be had and all questions decided by a majority of the votes cast, without regard to class, at a duly constituted meeting, except as otherwise provided by law or by the Articles of Incorporation or by these Bylaws and except that with respect to a question as to which the holders of Shares of any class or classes are entitled or required to vote as a Separate Class or a Combined Class, as the case may be, such question shall be decided as to such Separate Class or such Combined Class, as the case may be, by a majority of the votes cast by Shares of such Separate Class or such Combined Class, as the case may be. If a vote shall be taken on any question other than the election of Directors, which shall be by written ballot, then unless required by statute or these Bylaws, or determined by the Chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.





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

            At any election of Directors, the Board of Directors in advance of the meeting may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares of all classes entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such inspector.

            Section 8. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by law or the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

            Section 9. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board (if one has been designated by the Board), or if he is not present, by the President, or if he is not present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the Chairman of the meeting shall appoint a Secretary.





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            Section 10.      Concerning Validity of Proxies, Ballots, etc.  At
every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, or by the Board of Directors in advance of such meeting, in which event such inspectors of election shall decide all such questions.

            Section 11. Communications of Stockholders. Whenever ten or more stockholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate Shares either having a net asset value of at least $25,000 or constituting at least one percent of the outstanding Shares of the Corporation, shall apply to the Board of Directors in writing, stating that they wish to communicate with other stockholders with a view to obtaining signatures to a request for a meeting to consider removal of a Director and accompanied by a form of communication and request that they wish to transmit, the Board of Directors shall within five business days after receipt of such application either (a) afford to such applicants access to a list of the names and addresses of all stockholders as recorded on the books of the Corporation, or (b) inform such applicants as to the number of stockholders of record and the approximate cost of mailing to the stockholders of record the proposed communication and form of request. If the Board of Directors elects to follow the course specified in subparagraph 11(b) above, the Board of Directors, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all stockholders





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of record at their addresses as recorded on the books of the Corporation.
Notwithstanding the foregoing, the Board of Directors may refuse to mail such material on the basis and in accordance with the procedures set forth in the last two paragraphs of Section 16(c) of the Investment Company Act of 1940.3

                                   ARTICLE II

                               Board of Directors

            Section 1. Number and Tenure of Office. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors of not less than three nor more than thirteen Directors, as may be determined from time to time by vote of a majority of the Directors then in office, except as conferred on or reserved to the stockholders by law or the Articles of Incorporation or these Bylaws. Directors need not be stockholders.4

            Section 2. Vacancies. Subject to the requirements of the Investment Company Act of 1940 and subject to Section 9 of this Article II, in case of any vacancy in the Board of Directors through death, resignation or other cause, other than an increase in the number of Directors, a majority of the remaining Directors, even if such majority be less than a quorum, may by an affirmative vote elect a successor to hold office until the next annual meeting of stockholders or until his successor is chosen and qualifies.

            Section 3. Increase or Decrease in Number of Directory. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of Directors





---------------
3 Amended on September 20, 1991.

4 Amended on January 15, 1985.

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and, subject to Section 9 of this Article II, may elect Directors to fill the vacancies created by any such increase in the number of Directors until the next annual meeting of stockholders or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of Directors to a number not less than three. No such action of the Board of Directors may affect the tenure of office of any Director.

            Section 4. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, at any place inside or outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

            Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.

            The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of Directors. No notice of such meeting shall be necessary if held immediately after the adjournment and at the site of the meeting of stockholders.

            Section 6. Special Meetings; Waiver of Notice. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No





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notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

            Section 7. Quorum. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws.

            Section 8. Executive Committee. The Board of Directors may, by the affirmative vote of a majority of the whole Board of Directors, appoint from the Directors an Executive Committee to consist of such number of Directors (not less than three) as the Board may from time to time determine. The Chairman of the Executive Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in such Committee by election from the Directors. When the Board of Directors is not in session, to the extent permitted by law the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a





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majority shall be necessary to constitute a quorum.  During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors to act in his place.

            Section 9. Nominating Committee of Disinterested Directors. Commencing on the effective date of the Corporation's Registration Statement filed pursuant to the Investment Company Act of 1940 and the Securities Act of 1933, the Directors who are not interested persons (as defined in the Investment Company Act of 1940) of the Corporation shall, without any action by the Board of Directors, constitute a Nominating Committee that has all the powers of the Board of Directors in the selection and nomination for election or appointment to the Board of Directors of Directors who are not interested persons (as so defined) of the Corporation. The Chairman of the Nominating Committee shall be elected by the Nominating Committee. The Nominating Committee may fix its own rules of procedure and may meet when and as provided by such rules.

            Section 10. Other Committees. The Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, may appoint from the Directors other committees which shall in each case consist of such number of Directors (not less than two) and shall have and may exercise such powers as the Board of Directors may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.





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            Section 11.      Telephone Meetings.  Members of the Board of
Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

            Section 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

            Section 13. Compensation of Directors. No Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company Act of 1940) of the Corporation or of its investment adviser, administrator or principal underwriter, if any. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services in such manner and such amounts as may from time to time be voted by the Board of Directors.


                                  ARTICLE III

                                    Officers

            Section 1. Executive Officers. The Executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of





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the stockholders.  These may include a Chairman of the Board of  Directors (who shall be a Director) and one or more Vice-Presidents (the number thereof to be determined by the Board of Directors) and shall include a President, a Secretary and a Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board of Directors or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.5

            Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors.

            Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.






---------------
5 Amended on November 14, 1983.

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                                   ARTICLE IV

                                 Capital Stock

            Section 1. Certificates for Shares. Each stockholder of the Corporation shall be entitled to a certificate or certificates for the full Shares of stock of the Corporation owned by him provided, however, that certificates for fractional shares will not be delivered in any case, in such form as the Board of Directors may from time to time prescribe, including on its face the name of the Corporation, the name of the person to whom it is issued, and the class of Shares and number of Shares it represents. The certificate shall contain on its face or back either a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Shares of each class which the Corporation is authorized to issue or a statement that the Corporation will furnish such statement or summary to any stockholder on request and without charge. Each stock certificate issued shall be signed by the President, a Vice-President or the Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. Such signatures may be either manual or facsimile signatures. A certificate is valid whether or not an officer who signed it is still an officer when it is issued. Each certificate may be sealed with the actual seal of the Corporation or a facsimile of it or in any other form.

            Section 2. Transfer of Shares. Shares of any class shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares of the same class, duly endorsed or accompanied by proper instruments of assignment





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and transfer, with such proof of the authenticity of the signature as the
Corporation or its agents may reasonably require; in the case of Shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

            Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of Shares of each class held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

            The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares of a particular class entitled to receive dividends on that class and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not it shall have received express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

            Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of Shares of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or






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


destroyed. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Maryland.

            Section 5. General Authority of the Board. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for Shares of any or all classes. It may appoint one or more Transfer Agents or one or more transfer clerks and one or more Registrars and may require all certificates for Shares of any or all classes to bear the signature or signatures of any of them.


                                   ARTICLE V

                                 Corporate Seal

            The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VI

                                  Fiscal Year

            The fiscal year of the Corporation shall begin on the first day of November and shall end on the 31st day of October in each year.





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                                  ARTICLE VII

                                Indemnification

            The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer, employee or agent of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer, employee or agent. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article VII shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer, employee or agent as provided above. No amendment of this Article VII shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article VII, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the





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Corporation" shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.6


                                  ARTICLE VIII

                                   Custodian

            Section 1. The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000), and, to the extent required by the Investment Company Act of 1940, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation may use as subcustodians, for the purpose of holding any foreign securities and related funds of the Corporation such foreign banks as the Board of Directors may approve and as shall be permitted by law.

            Section 2. The Corporation shall upon the resignation or inability to serve of its custodian or upon change of the custodian:





---------------
6 Amended on December 7, 1988.

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            (i)   in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

            (ii) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and

            (iii) in the event that no successor custodian can be found, submit to the stockholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.


                                   ARTICLE IX

                              Amendment of Bylaws

                 The Bylaws of the Corporation may be altered, amended, added to or repealed by the stockholders at any annual meeting or any special meeting if notice thereof be included in the notice of such special meeting, or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the Bylaws by action of the Board of Directors may be altered or repealed by stockholders.






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